UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 11, 2019, Alimera Sciences, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that, for the last 30 consecutive trading days prior to the date of the letter, the Market Value of Listed Securities (“MVLS”) for the Company’s common stock was below the minimum MVLS of $50,000,000 required for continued listing on the Nasdaq Global Market and that the Company is therefore not in compliance with the MVLS requirement under Nasdaq Listing Rule 5450(b)(2)(A). This notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.
The notice indicates that pursuant to Nasdaq Listing Rule 5810(c)(3)(C), the Company will have 180 calendar days, until March 9, 2020, to regain compliance. For the Company to regain compliance with the MVLS requirement, the Company’s MVLS must close at $50,000,000 or more for a minimum of 10 consecutive business days. The Company’s common stock will continue to trade on Nasdaq under the symbol ALIM during this 180-day period.
If the Company does not regain compliance during the initial 180-day compliance period, the Company may be eligible to transfer to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market. If the Company does not regain compliance or transfer to the Nasdaq Capital Market before the compliance period expires, the Company will receive a written notification from Nasdaq that its securities are subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.
Previously, on June 3, 2019, the Company received notice from Nasdaq that as of May 31, 2019, the closing bid price for the Company’s common stock on the Nasdaq Global Market was below $1.00 for the last 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). This notification of noncompliance under Nasdaq Listing Rule 5450(a)(1) had no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 2, 2019, to regain compliance with the minimum bid price requirement. Further information is available in the Company’s Current Report on Form 8-K filed with SEC on June 4, 2019.
The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Global Market or, alternatively, transferring its listing to the Nasdaq Capital Market if possible. The Company cannot provide any assurances, however, that it will be able to regain compliance, including, if necessary, transferring to the Nasdaq Capital Market.
Forward-Looking Statements
This report contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the Company’s plans to regain compliance with the Nasdaq listing requirements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) the Company’s possible inability to transfer to the Nasdaq Capital Market, (b) Nasdaq’s discretion in applying the minimum bid price requirement so that, among other things, the Company might be required to maintain a closing bid price of $1.00 or more for more than 10 consecutive business days to regain compliance, (c) the continued failure of the Company’s common stock to trade at prices above $1.00 per share or at a MVLS of more than $50,000,000 due to, among other things, a slowdown or reduction in the Company’s sales during the applicable 180-day compliance period due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances, and (d) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission and available on its website at http://www.sec.gov.

The forward-looking statements in this report speak only as of the date of this report (unless another date is indicated). The Company undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: September 13, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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